UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39878	81-1005932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Via Frontera

San Diego, California 92127

(Address of Principal Executive Offices)

(858) 453-7845

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	WOOF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2024, Petco Health and Wellness Company, Inc. (the “Company”) issued a press release disclosing its financial results for the quarter and year ended February 3, 2024. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information being furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer Appointment

On March 12, 2024, the Board of Directors (the “Board”) of the Company appointed R. Michael Mohan as the Company’s interim Chief Executive Officer (“interim CEO”), effective as of March 13, 2024. Mr. Mohan succeeds Ronald V. Coughlin, Jr., whose role as the Company’s Chief Executive Officer, Chairman and member of the Board ended effective March 12, 2024. As further described below, Mr. Coughlin will provide transition services as an employee through May 1, 2024 and will serve in a consultant capacity as an advisor to the Board for a 12-month period thereafter to support a smooth leadership transition.

Mr. Coughlin’s departure from the Board is not due to any disagreement with the Company or on any matter related to the Company’s operations, policies or practices. In connection with his departure from the Board, the size of the Board was reduced from 11 to 10 directors.

Mr. Mohan, 56, has served on the Board since March 2021 and as the Company’s Lead Independent Director since July 2021. In light of his appointment, Mr. Mohan will no longer serve as Lead Independent Director or as a member of the Audit Committee of the Board, but will continue to serve as a member of the Board. Previously, Mr. Mohan served as President and Chief Operating Officer of Best Buy Co., Inc., a multinational consumer retailer, from June 2019 to July 2021, where he was responsible for the operations of the company’s U.S. and International businesses. From 2004 to June 2019, he served in various leadership roles at Best Buy, overseeing services, customer experience, category management, merchandising, marketing, and supply chain functions. Prior to joining Best Buy, Mr. Mohan was Vice President and General Merchandising Manager for Good Guys. Mr. Mohan also previously worked at Future Shop in Canada from 1988 to 1997, prior to Best Buy’s acquisition of the company, where he served in various merchandising roles. Mr. Mohan also serves on the board of directors of VIZIO Holding Corp., Bloomin’ Brands, Inc., and Jackson Family Wines.

In connection with his appointment, the Company entered into an employment letter with Mr. Mohan that provides for (i) an initial base salary of $1,100,000, (ii) a target bonus for fiscal 2024 equal to 125% of his base salary, pro-rated for the portion of the fiscal year that Mr. Mohan is employed as interim CEO, (iii) equity awards having an aggregate grant date value of $8 million, one-third of which will be in the form of restricted stock units and two-thirds of which will be in the form of stock options with an exercise price of $5.00 per share, in each case, vesting ratably in monthly installments for one year, and (iv) participation in the Company’s standard employee benefits. In the event Mr. Mohan’s employment ends prior to July 13, 2024, Mr. Mohan will be guaranteed base salary, a pro-rated bonus, and equity vesting as if he were employed through such date, unless his employment ends as a result of his resignation or a termination for cause. The foregoing summary of the employment letter does not purport to be a complete description of such letter and is qualified in its entirety by reference to the full text of such letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Mohan was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Mohan does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Mohan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Separation and Consulting Agreement

Mr. Coughlin entered into a separation and consulting agreement and general release of claims with Petco Animal Supplies Stores, Inc., the Company and Scooby LP on March 12, 2024 (the “Separation Agreement”). Under the Separation Agreement, Mr. Coughlin will provide transition services to the Company as an employee through May 1, 2024 (the “Separation Date”). In consideration for a fulsome release of claims in favor of the Company and its affiliates, the Separation Agreement provides for the separation payments and benefits set forth under Mr. Coughlin’s employment agreement and the terms of his outstanding equity award agreements. In addition, the Separation Agreement provides that Mr. Coughlin may utilize his fiscal 2024 executive physical benefit if previously unused, and Scooby LP agreed to waive its rights to call Mr. Coughlin’s Common Series C Units in Scooby LP. Under the Separation Agreement, Mr. Coughlin has agreed to serve in a consultant capacity as an advisor to the Board for a 12-month period following the Separation Date, with a monthly consulting fee of $107,500.

The foregoing summary of the Separation Agreement does not purport to be a complete description of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 13, 2024, the Company issued a press release announcing the appointment of Mr. Mohan. A copy of the press release is attached as Exhibit 99.2 hereto.

The Company has scheduled a webcast call at 8:00 a.m. Eastern Time on March 13, 2024 to discuss the Company’s financial results for the quarter and year ended February 3, 2024. In addition to the press release, an earnings presentation will be made available on the Company’s investor relations page at ir.petco.com. A replay of the webcast will also be made available on the Company’s investor relations page through March 27, 2024 at approximately 5:00 p.m. Eastern Time.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Letter, dated March 12, 2024, between Petco Health and Wellness Company, Inc. and R. Michael Mohan, effective as of March 13, 2024.

10.2	Separation and Consulting Agreement and General Release of Claims by and between Petco Animal Supplies Stores, Inc., Petco Health and Wellness Company, Inc., Scooby LP and Ronald V. Coughlin, Jr., dated March 12, 2024.

99.1	Press Release, dated March 13, 2024, relating to Petco Health and Wellness Company, Inc.’s financial results for the quarter and year ended February 3, 2024, issued by Petco Health and Wellness Company, Inc.

99.2	Press release, dated March 13, 2024, relating to the Interim Chief Executive Officer appointment, issued by Petco Health and Wellness Company, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petco Health and Wellness Company, Inc.

Date: March 13, 2024	By:	/s/ Giovanni Insana
	Name:	Giovanni Insana
	Title:	Chief Legal Officer and Secretary